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                                                                    EXHIBIT 23.2





                                 CONSENT OF AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 9, 1997 (except Note 15, as to which the date is May 20, 1997), in the Registration Statement (Form S-4 No.______________) of Roller Bearing Company of America, Inc. for the registration of its $110,000,000 of Senior Subordinated Notes Due 2007, Series B.



                                            /s/ Ernst & Young LLP
                                            ---------------------

                                            Ernst & Young LLP



White Plains, New York
August 7, 1997